Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of
Nationwide Variable Insurance Trust:

In planning and performing our audits of the financial
 statements of each of the funds constituting Nationwide
Variable Insurance Trust (hereafter referred to as the
?Funds?) as of and for the period ended December 31, 2015,
in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered
the Funds' internal control over financial reporting,
including controls over safeguarding securities, as a basis
for designing our auditing procedures for the purpose of
expressing our opinion on the financial statements and to
comply with the requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the effectiveness
of the Funds' internal control over financial reporting.
Accordingly, we do not express an opinion on the
effectiveness of the Funds' internal control over
financial reporting.

Management of the Funds is responsible for establishing
and maintaining effective internal control over financial
reporting.  In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls.  A fund's
internal control over financial reporting is a process
designed to provide reasonable assurance regarding the
reliability of financial reporting and the preparation
of financial statements for external purposes in accordance
with generally accepted accounting principles.  A fund's
internal control over financial reporting includes those
policies and procedures that (1) pertain to the maintenance
of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of
the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting
principles, and that receipts and expenditures of the funds
are being made only in accordance with authorizations of
management and trustees of the funds; and (3)  provide reasonable assurance regarding prevention or timely detection of
unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become
inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow
management or employees, in the normal course of performing
their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be
material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).  However,
we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material
weaknesses as defined above as of December 31, 2015.

This report is intended solely for the information and use of management and the Board of Trustees of Nationwide Variable
Insurance Trust and the Securities and Exchange Commission and
is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 17, 2016